UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       July 13, 2004

Oracle Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	0-14376	94-2871189

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California		94065

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code      (650) 506-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On July 13, 2004, Oracle Corporation (“Oracle”) announced that Harry L. You has joined the company as Executive Vice President and Chief Financial Officer. Mr. You succeeds Jeffrey O. Henley as Chief Financial Officer. Mr. Henley was elected Chairman of Oracle’s Board of Directors in January 2004, and announced at that time that he would be stepping down as chief financial officer of the company once a successor was hired.

     Prior to joining Oracle, Mr. You served as Chief Financial Officer of Accenture Ltd, a global management consulting, technology services and outsourcing company, from June 2001 to July 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION
Date: July 14, 2004	By:	/s/ Daniel Cooperman
Daniel Cooperman
Senior Vice President, General Counsel & Secretary